                                                                   EXHIBIT 10.33

                             STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "AGREEMENT") is entered into as of ____________________, 2000 by and between Communications & Power Industries Holding Corporation, a Delaware corporation (the "COMPANY"), and the person identified on Annex A attached hereto (hereinafter referred to as the "OPTION HOLDER"), with reference to the following facts:

        WHEREAS, the Company has adopted, effective on or prior to the date hereof, its 2000 Stock Option Plan (the "PLAN"), pursuant to which options ("OPTIONS") to purchase shares of the Company's common stock, $.01 par value per share ("COMMON STOCK"), may be issued to key employees, consultants, advisors and non-affiliate directors of the Company and its Subsidiaries (as defined in the Plan), subject to the terms and restrictions included in the Plan; and

        WHEREAS, Option Holder is a key employee, consultant, advisor or non-affiliate director of the Company or one of its Subsidiaries and, accordingly, as an incentive to the Option Holder, the Company desires to grant Options to the Option Holder as set forth herein; and

        WHEREAS, the Options granted under this Agreement shall constitute an award or awards under the Plan; and

        WHEREAS, the Options granted hereby are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE");

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.      Certain Option Holder Representations and Agreements.

                (a)     Purchase for Investment.

                         (i) The Option Holder represents and warrants that: (A)
the Common Stock acquired by the Option Holder upon the exercise of Options pursuant to this Agreement will be acquired for the Option Holder's own account for investment, without any present intention of selling or further distributing the same and the Option Holder does not have any reason to anticipate any change in the Option Holder's circumstances or any other particular occasion or event which would cause the Option Holder to desire to sell any of such Common Stock and (B) the Option Holder is fully aware that, in agreeing to sell or issue such Common Stock to the Option Holder, the Company will be relying upon the truth and accuracy of these representations and warranties. The Option Holder agrees that the Option Holder will not sell or otherwise dispose of any Common Stock except in compliance with the Securities Act of 1933, as amended (the "ACT"), the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to the Option Holder's action and the terms of this Agreement.

                         (ii) As a condition to the issuance of Common Stock
upon the exercise of the Options, the Option Holder agrees to enter into and be bound by the provisions of the Stockholders Agreement attached as Annex B hereto, unless the Option Holder is already a party to such Stockholders Agreement and that any Common Stock acquired hereunder shall be subject to the rights and obligations set forth in the Stockholders Agreement.

                         (iii) The Option Holder acknowledges that no trading
market for the Common Stock exists currently or is expected to exist at any time in the foreseeable future and that, as a result, the Option Holder may be unable to sell any of the Common Stock acquired hereunder for an indefinite period. Further, the Company has no obligation to register any of the Common Stock, except as expressly provided in the Stockholders Agreement.

                         (iv) The Option Holder acknowledges that no Options
shall be exercisable unless a registration statement with respect to the Options is effective or the Company has determined that such registration is unnecessary.

               (b) Right to Discharge Reserved. The Option Holder acknowledges and agrees that nothing herein, including the opportunity to make any equity investment in the Company, shall be deemed to create any implication concerning the adequacy of the Option Holder's services to the Company or any of its Subsidiaries or shall be construed as an agreement by the Company or any of its Subsidiaries, express or implied, to employ the Option Holder or contract for the Option Holder's services, to restrict the right of the Company or any of its Subsidiaries to discharge the Option Holder or cease contracting for the Option Holder's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement, consultant agreement, independent contractor agreement or other such contract for services which may exist between the Option Holder and the Company or any of its Subsidiaries.

        2.      Grant and Terms of Stock Option.

               (a) Grant and Expiration Date. The Company hereby grants to the Option Holder the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of shares of Common Stock (subject to adjustment as provided in the Plan) indicated on Annex A hereto at the purchase price of $_____ per share (the "EXERCISE PRICE"), exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth (10th) anniversary of this Agreement (the "EXPIRATION DATE") or earlier in accordance with the terms of this Section 2. All shares of Common Stock issued upon the exercise of such Options shall be subject to all of the terms and restrictions contained in this Agreement and the Stockholders Agreement. The Options granted hereby are not intended to qualify as "incentive stock options" under Section 422 of the Code.

               (b) Vesting. The following percentage of the Options shall vest in accordance with the following schedule upon the passage of the indicated anniversaries of the date of this Agreement (the "ANNIVERSARIES"):


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
Percentage Vested                       Anniversary
-----------------                       -----------
       25%                                 First
       50%                                 Second
       75%                                 Third
      100%                                 Fourth


        Any Options which are not vested in accordance with this paragraph (b) are sometimes referred to in this Agreement as "Unvested Options." Any Options which are vested in accordance with this paragraph (b) are sometimes referred to in this Agreement as "Vested Options."

               (c) Exercisability. Unvested Options may not be exercised until vested in accordance with Section 2(b) above or otherwise accelerated as provided herein, and Vested Options may be exercised at any time prior to the Expiration Date.

               (d) Corporate Transaction. Upon the happening of a merger, reorganization, consolidation, a sale of all or substantially all of the outstanding shares of the Company's capital stock or sale of substantially all of the assets of the Company, the Committee, may, in its discretion, do one or more of the following: (i) shorten the period during which the Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to Option Holder); (ii) accelerate the vesting schedule of the Options; (iii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or
(iv) cancel these Options upon payment to the Option Holder in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the excess of the fair market value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Option. All determinations (including without limitation with respect to fair market value) pursuant to this Section 2(d) shall be made by the Committee and shall be final, binding and conclusive on all parties.

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               (e) Means of Exercise. Each exercise of the Options shall be by means of a written notice of exercise delivered to the Company on a regular business day, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased. Payment of the purchase price of the shares shall be made solely in cash or by bank cashiers check or (as funds clear) personal check payable to the order of the Company, unless the Committee determines in its discretion that payment may be made in whole or in part by the delivery to the Company of the Option Holder's promissory note (which such promissory note shall have such terms, conditions and security as the Committee may determine) or in some other manner. Furthermore, the Committee may provide, in its sole discretion, that payment for such shares of Common Stock following exercise of Options may be made in whole or in part with shares of the Company's Common Stock held by the Option Holder. If payment is made in whole or in part in shares of the Company's Common Stock, then the Option Holder shall deliver to the Company certificates registered in the name of such Option Holder, free of all liens, claims and encumbrances of any kind and having an aggregate Fair Market Value on the date of delivery that is at least equal to the Exercise Price of the shares with respect to which such Option is to be exercised by the payment in shares of Common Stock. The Options may not be exercised for a fraction of a share of Common Stock.

               Exercisable Options may be exercised during the lifetime of the Option Holder only by the Option Holder, and after the Option Holder's death by his transferees by will or the laws of descent or distribution, and not otherwise, in accordance with the terms and conditions of this Agreement and the Plan.

               Notwithstanding anything to the contrary contained in this
Section 2, no share of Common Stock shall be issued and delivered upon exercise of any Option unless and until there shall have been full compliance with all applicable requirements of the Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market on which shares of the same class are then listed or


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traded and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery, including without limitation under any applicable state securities or "blue sky" law. Without limiting the generality of the preceding sentence, prior to any exercise of Options and as a condition precedent to such exercise and the issuance of any shares of Common Stock upon such exercise, the Company may require the Option Holder to confirm to the Company, in such form as the Company may specify, the representations and agreements of the Option Holder set forth in Section 1 above or to make similar or additional representations, warranties and agreements with respect to the shares of Common Stock issuable upon such exercise.

               (f) Right of Redemption.

               If the Option Holder exercises his vested Options upon or following the termination of the Option Holder's employment or service with the Company or its Subsidiaries for any reason, the Company shall have the right, but not the obligation, to pay to the Option Holder an amount equal to the excess of the Fair Market Value (as defined in the Stockholders Agreement) of a share of Common Stock over the Exercise Price, if any, for each share of Common Stock which the Option Holder desires to purchase pursuant to the exercisable portion of his or her Vested Option in lieu of delivering Common Stock upon exercise of the Options.

               (g) Automatic Expiration; Accelerated Expiration.

                         (i) Termination of Employment or Business Relationship:
Unvested Options. If at any time the Option Holder ceases to be an employee, consultant or director with the Company or any of its Subsidiaries for any reason or for no reason, all Unvested Options held by the Option Holder shall expire automatically on the date the Option Holder's employment, consulting or director status with the Company or its Subsidiaries ceases and no Unvested Options held by the Option Holder may be exercised to any extent by the Option Holder or by anyone claiming by or through the Option Holder on or after such date.

                         (ii) Termination of Employment or Business
Relationship: Vested Options. Subject to the other provision of this Agreement, if at any time the Option Holder ceases to be an employee, consultant or director with the Company or any of its Subsidiaries for any reason other than Just Cause Dismissal or for no reason, Vested Options held by the Option Holder may thereafter be exercised at any time prior to the date which is (I) in the event of the death of the Option Holder, one (1) year after the date of termination of employment, consulting or director status, or (II) in all other cases, three (3) months after the date of termination of the employment, consulting or director relationship. Such date which is one (1) year or three
(3) months, as applicable, after the date of termination of employment or consulting, advisory or other such services is referred to in this subparagraph
(ii) as the "ACCELERATED EXPIRATION DATE". If the Option Holder's termination of employment, consulting or director status is a result of the death of the Option Holder, the Option Holder's Vested Options may be exercised by the person or persons to whom the Option Holder's rights under such Vested Options shall pass by reason of the death of the Option Holder, whether by will or the laws of descent and distribution. However, in no event may any Vested Options be exercised to any extent by anyone after the earliest to occur of the Expiration Date or the Accelerated Expiration Date.


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

                         (iii) Just Cause Dismissal. Notwithstanding anything to
the contrary in this Agreement, if the Company or any of its Subsidiaries determines that the Option Holder's employment or consulting, advisory or other such relationship is to be terminated on the basis of a "Just Cause Dismissal" (as defined below), any right of the Option Holder to exercise any Options granted under this Agreement (whether or not such Options are Vested Options or are then exercisable) shall automatically expire on the date that the Option Holder receives notice of such Dismissal. In no event may any Options (whether or not such Options are Vested Options or are then exercisable) held by the Option Holder be exercised to any extent by the Option Holder or by any person claiming by or through the Option Holder on or after such date. To the extent the Option Holder is party to an employment, consulting, advisor or other such agreement with the Company, a "JUST CAUSE DISMISSAL" shall have the meaning assigned to the definition of "Cause" in such employment, consulting, advisory or other such agreement. In all other cases, a "JUST CAUSE DISMISSAL" shall mean the termination of the Option Holder's employment or consulting, advisory or other such relationship with the Company or any of its Subsidiaries as a result of any of the following:

                (A) the Option Holder commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or its subsidiaries, including but not limited to falsifying any documents or agreements (regardless of form); or

                (B) the Option Holder violates any rule or policy of the Company or its subsidiaries (A) for which violation an employee may be terminated pursuant to the written policies of the Company or its subsidiaries adopted prior to such violation, or (B) which violation results in material damage to the Company or its subsidiaries, or (C) which, after written notice to do so, the Option Holder fails to correct within a reasonable time; or

                (C) the Option Holder willfully breaches or, after written notice, continues to habitually neglect any material aspect of the Option Holder's duties (1) as described in the Option Holder's employment, consulting, advisory or other such contract, if any, or (2) in the ordinary course of the Option Holder's employment or consulting, advisory or other such relationship, or (3) assigned to the Option Holder by the Company or its subsidiaries, which assignment was reasonable in light of the Option Holder's position with the Company or its subsidiaries (all of the foregoing duties, "DUTIES"); or

                (D) the Option Holder fails, after written notice, adequately to perform any of the Option Holder's Duties and such failure is reasonably likely to have an adverse impact upon the Company or its subsidiaries or the operations of any of them; or

                (E) the Option Holder materially fails to comply with a reasonable direction from the Board of Directors of the Company or its subsidiaries with respect to a material matter; or

                (F) while employed by the Company or its subsidiaries, and without the written approval of the Company's Board of Directors, the Option Holder performs


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

        services for any other corporation or person which competes with the Company or its subsidiaries; or

                (G) the Option Holder is convicted by a court of competent jurisdiction of a felony (other than a traffic or moving violation) or any crime involving dishonesty; or

                (H) any other action or condition that may result in termination of an employee for cause pursuant to any generally applied standard adopted in good faith by the Board of Directors of the Company or its subsidiaries from time to time but prior to such action or condition.

               Any determination as to whether Cause for termination exists made by the Board of Directors of the Company shall be binding upon the Option Holder, absent a showing that such determination was not made in good faith.

               (h) No Transfer of Option. The Options shall not be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, except by will or the laws of descent and distribution. Upon any attempt so to transfer, assign, pledge. hypothecate, or otherwise dispose of Options contrary to the provisions hereof, such Options shall immediately become null and void and of no further force or effect.

               (i) Option Holder Not Stockholder. Neither the Option Holder nor any other person legally entitled to exercise Options shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of Options unless and until such Options are exercised and the Option Holder becomes a party to the Stockholders Agreement.

               (j) Liquidation or Dissolution. In the event of the dissolution or liquidation of the Company, any Options that have not been exercised shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Company's Board of Directors or the Committee.

        3. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

               (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Option Holder, Attention:
President and Chief Executive Officer; and

               (b) if to the Option Holder at the address of the Option Holder as it appears in Annex A or at such other place as the Option Holder shall have designated by notice as herein provided to the Company.


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

        4.      Miscellaneous.

               (a) Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Common Stock in connection with the exercise of the Options, the Company shall have the right to (i) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Common Stock or (ii) take whatever action it deems necessary to protect its interest with respect to tax liabilities.

               (b) Integration. Except as provided in the following sentence, this Agreement, the Stockholder Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the Company and the Option Holder. This Agreement, the Plan and the Stockholders Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter. The issuance of Options and the issuance and sale of Common Stock to the Option Holder pursuant to the exercise of Options hereunder is subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Stockholders Agreement and the Plan, including, without limitation, the provisions of Section 2 of the Plan concerning, among other things, administration and interpretation of the Plan and awards thereunder.

               (c) Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               (d) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Option Holder and his heirs and personal representatives.

               (e) Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

               (f) Headings and Usage. The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections and paragraphs. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

               (g) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.


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

               (h) Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.



                                    COMMUNICATIONS & POWER HOLDING
                                    CORPORATION, INC.


                                    By:
                                       -----------------------------------------
                                            Name:
                                            Its:


                                    OPTION HOLDER:


                                    By:
                                       -----------------------------------------
                                         Name:



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

                                    Annex A

I.      Name and Address                          II.     Number of Shares
        of Option Holder                                  Subject to Options

(Total Shares Allocated)                          (Total Shares Allocated)


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

                                     Annex B

                             STOCKHOLDERS AGREEMENT



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